UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 20, 2007
RedEnvelope, Inc.
(Exact name of registrant as specified in its charter)
0-50387
 (Commission File Number)

Delaware (State or other jurisdiction of incorporation)	33-0844285 (I.R.S. Employer Identification No.)
149 New Montgomery Street
San Francisco, California 94105
(Address of principal executive offices, with zip code)
(415) 371-9100
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On August 20, 2007, RedEnvelope, Inc. (the “Company”) notified the Nasdaq Stock Market (“Nasdaq”) that it was unable to file its Quarterly Report on Form 10-Q for the quarter ended July 1, 2007 by the extended filing date under Rule 12b-25 of the Securities Exchange Act of 1934 due to its ongoing analysis of a potential state and local tax liability as discussed in the Notification of Late Filing on Form 12b-25 that the Company filed with the Securities and Exchange Commission on August 16, 2007. Timely filing of periodic reports is a requirement for continued listing under Nasdaq Marketplace Rule 4310(c)(14).
     On August 21, 2007, the Company received a Staff Determination Letter from Nasdaq informing the Company that it was not in compliance with Marketplace Rule 4310(c)(14) and, therefore, its common stock was subject to delisting from Nasdaq.
     On August 23, 2007, the Company requested a hearing before a Nasdaq Listing Qualifications Panel (the “Panel”) to appeal the delisting determination. On August 24, 2007, the Company received notification from Nasdaq that its hearing request had been granted and that such hearing has been scheduled for October 11, 2007. Accordingly, the delisting action referenced in the Staff Determination Letter has been stayed pending the Panel’s final decision.
Item 7.01 Regulation FD Disclosure.
     On August 24, 2007, the Company issued a press release regarding its receipt of the NASDAQ Staff Determination Letter and its intention to file its delinquent Quarterly Report on Form 10-Q as soon as practicable, a copy of which press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.
     The information in this item of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
99.1 Press Release of RedEnvelope, Inc. dated August 24, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RedEnvelope, Inc.
Date: August 24, 2007	By:	/s/ John Pound
John Pound, Executive Chairman

Index to Exhibits

Exhibit
Number	Description
99.1	Press Release of RedEnvelope, Inc. dated August 24, 2007

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